EXHIBIT 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement AMMO, Inc. on Forms S-8 (No. 333-221132) of our report dated June 28, 2019, with respect to the consolidated financial statements included in the Annual Report of AMMO, Inc. on Form 10-K for the year ended March 31, 2019.

/s/ KWCO, PC
KWCO, PC

Odessa, TX